UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2021

SKY PETROLEUM, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-99455	32-0027992
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5605 FM 423 SUITE 500 FRISCO, TEXAS 75036

(Address of principal executive offices)          (Zip Code)

Registrant’s telephone number, including area code: (469) 333-7104

                                       N/A

Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A		N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01  Entry into a Material Definitive Agreement

On July 7th, 2021, Sastaro Limited a Texas corporation (the “Company”) a wholly owned subsidiary of Sky Petroleum Inc, (SKPI) Nasdaq, and Unity Accipiter (Corporation, a Delaware corporation (“UAC”, together with the Company, the “Parties”), entered into a joint venture agreement dated July 3rd, 2021 (the “Agreement”), to establish a joint venture (the “Joint Venture”).

The purpose of the Joint Venture is to execute the Letter of Intent obtained by UAC to supply certain specific aviation equipment for South East Asia region, (“Area of Interest”), which initially would be to maximize the potential supply of equipment which is anticipated to be in double digits of refurbished UH-60 (Black Hawk) equipment, as outlined in the definitive letter to purchase received dated March 2021, from The Republic of Indonesia Ministry of Defense. The value of such a contract if awarded is anticipated to be $400-$480 million.

Specifically, The UH-60 (Black Hawk) are refurbished engines, glass cockpit and state of the art avionic systems.

Maintenance, repair, and overhaul (MRO) for at least five (5) years.

Associated Spare parts

Terms of delivery: DAP (incoterms 2020)

The activities as outlined are subject to regulatory approval of both the United States & Republic of Indonesia.

Other possible business interests of the Joint Venture (the “Business Interests”) may include establishing servicing engagements, including but not limited to procurements, grants, conveyances or other transactions related to the development, business, financial or other due diligence in connection with the Business Interests; raise capital and fund operations reasonably required in connection with the Business Interest; To the extent set forth in the Agreement, each of the Parties shall own an undivided fractional part in the Business Interests.

Each Party shall use its reasonable efforts to promote and develop the Business Interest in the Area of Interest for the benefit of the Joint Venture.  Gross profits, as determined in accordance with U.S. Generally Accepted Accounting Principles, will be distributed Eighty Five percent (85% to the UAC and Fifteen Percent (15%%) to Sastaro Limited the “Company”. Each of the Parties agreed to certain restrictions within the Area of Interest during the term of the Joint Venture, the receipt and distribution of gross profits related to the Business Interests, mutual agreement of the Parties.

There can be no certainty that the Joint Venture will successfully acquire, fund, or earn profits on any Business Interests.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKY PETROLEUM, INC.

July 7, 2021	By: /s/ Karim Jobanputra
Karim Jobanputra
Chief Executive Officer